UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2018

Ciena Corporation (Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)

001-36250	23-2725311
(Commission File Number)	(IRS Employer Identification No.)

7035 Ridge Road, Hanover, MD	21076
(Address of Principal Executive Offices)	(Zip Code)

(410) 694-5700
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 – RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On May 31, 2018, Ciena Corporation ("Ciena") issued a press release announcing its financial results for its second fiscal quarter ended April 30, 2018. The text of the press release is furnished as Exhibit 99.1 to this Report. As discussed in this press release, Ciena will be hosting an investor call to discuss its results of operations for its second fiscal quarter ended April 30, 2018.

In conjunction with the issuance of this press release, Ciena posted to the quarterly results page of the Investors section of www.ciena.com an accompanying investor presentation. The investor presentation is furnished as Exhibit 99.2 to this Report.

The information in Exhibits 99.1 and 99.2, as well as Item 2.02 of this Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. Investors are encouraged to review the “Investors” page of our website at www.ciena.com because, as with the other disclosure channels that we use, from time to time we may post material information exclusively on that site.

ITEM 8.01 – OTHER EVENTS
On May 31, 2018, Ciena issued a press release announcing that it has entered into a definitive agreement to acquire privately-held Packet Design, LLC, a provider of network performance management software focused on Layer 3 network optimization, topology and route analytics. The transaction is expected to close during Ciena’s fiscal third quarter 2018 and is subject to customary closing conditions. A copy of the press release is attached hereto as Exhibit 99.3 and incorporated by reference herein.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(d)	The following exhibit is being filed herewith:

	Exhibit Number	Description of Document

	Exhibit 99.1	Text of Press Release dated May 31, 2018, issued by Ciena Corporation, reporting its results of operations for its second fiscal quarter ended April 30, 2018
	Exhibit 99.2	Investor Presentation for Ciena Corporation's second fiscal quarter ended April 30, 2018
	Exhibit 99.3	Text of Press Release dated May 31, 2018, issued by Ciena Corporation, announcing its agreement to acquire Packet Design, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciena Corporation

Date: May 31, 2018	By:	/S/ David M. Rothenstein
David M. Rothenstein
Senior Vice President, General Counsel and Secretary